U.S. SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549


                             FORM 8-K

                          CURRENT REPORT

                 Pursuant to Section 13 or 15(d) of
                 the Securities Exchange Act of 1934


                     Date of Report: June 5, 1998


                           LBF CORPORATION
                           ---------------
         (Exact name of registrant as specified in its charter)


                                NEVADA
                                ------
            (State or other jurisdiction of incorporation)


     000-23485                                  98-0177646
     ---------                                  ----------
(Commission File No.)                         (IRS Employer
                                            Identification No.)


Suite 106
1460 Pandosy St.
Kelowna, British Columbia
Canada                                            V14 1P3
------                                            -------
(Address of principal executive offices)         (Zip code)


Registrant's telephone number, including area code: (250) 868-8445

Item 2.  Acquisition and Disposition of Assets.

     Effective May 22, 1998, LBF Corporation (the "Company") entered into a letter of intent with FES Innovations, Inc. ("FES"), a privately held British Columbia, Canada corporation, whereby the Company has agreed in principle to acquire a patent application (#08/927/,108) for a title heat exchanger and fuel pre-heater, which assets are presently held by FES, in exchange for issuance by the Company of previously unissued "restricted" common stock. The relevant terms of the proposed transaction require the Company to undertake a forward split of its issued and outstanding common stock, whereby 20 shares of common stock will be issued in exchange for each share then issued and outstanding, and thereafter, issue to FES an aggregate of 21,000,000 "restricted" common shares, representing 67.7% of the Company's then outstanding common stock.

     The proposed acquisition is subject to satisfaction of certain conditions, including completion of due diligence activities, the approval of the transaction by all of the FES shareholders and other matters. If the proposed transaction with FES is consummated, the present officers and directors of the Company are expected to resign their respective positions with the Company, to be replaced by the present management of FES. If these conditions are met, it is expected that the proposed transaction with FES will close in approximately 60 days from the date of the letter of intent. However, there are no assurances that the proposed transaction will close on the aforesaid date, or that any unforeseen delay will occur. A copy of the letter of intent between the Company and FES is attached hereto as Exhibit 2.0 and incorporated herein as if set forth.

Item 7.  Financial Statements, Pro Forma Financial Information and
Exhibits.

     (c)  Exhibits.

     2.0 Letter of Intent between the Company and FES innovations, Inc.

                             SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   LBF CORPORATION



                                   By:/s/ Robert Hemmerling
                                      ---------------------------
                                      Robert Hemmerling,
                                      Secretary/Treasurer

Dated:  June 5, 1998

                          LBF CORPORATION
                       _____________________

                            EXHIBIT 2.0
                       _____________________

                      LETTER OF INTENT BETWEEN

                          THE COMPANY AND

                        FES INNOVATIONS, INC.
                       _____________________

                          LBF CORPORATION
                             Suite 106
                          1460 Pandosy St.
              Kelowna, British Columbia, Canada V14 1P3

                           May 19, 1998



Board of Directors
FES Innovations, Inc.
303-478 Bernard Ave.
Kelowna, British Columbia
Canada V1Y 6N7
Attention: Mr. Dale Peterson, President

     Re:  Acquisition of Assets by LBF Corporation from
          FES Innovations, Inc.

Dear Mr. Peterson:

This letter is intended to express the general terms relating to the acquisition of certain assets by LBF Corporation, a Nevada corporation ("LBF" or the "Company") from FES Innovations, Inc., a corporation formed pursuant to the laws of British Columbia, Canada ("FES"). The objective of our discussions has been the execution and consummation of applicable, formal Agreement(s) between the Company and FES (the "Agreements") which, among other things, would provide for the various matters set forth below.

     1. Acquisition of Assets by the Company from FES. The board of directors of the Company and FES have completed an initial evaluation of the business plan, financial statements and other relevant corporate documents of the other and have concluded that an acquisition of those assets more fully described in Exhibit "A" attached hereto and incorporated herein as if set forth (the "Assets") by the Company, whereby the Company would issue shares of its common stock equal to ownership of approximately 67.7% of its outstanding shares, in exchange for all of the Assets would be in the best interest of both companies. It is the intent of the parties hereto that, if possible, the proposed transaction described herein be effected on a "tax-free" basis pursuant to the Internal Revenue Code of 1986, as amended and the applicable laws of both British Columbia and Canada.

     2.   Terms of Acquisition.

          (A) LBF Capitalization. LBF's total authorized capital stock consists of 25,000,000 shares of Preferred Stock, par value $0.001 per share, and 50,000,000 shares of Common Stock, par value $0.001 per share. As of the date hereof there are 500,000 common shares of the Company issued and outstanding, subject only to the provisions included hereinbelow. There are no preferred shares issued or outstanding.

Mr. Dale Peterson
May 19, 1998
Page 2

Prior to Closing, as defined hereinbelow, the Board of Directors of the Company shall undertake a forward split of the Company issued and outstanding common stock, whereby 20 shares of common stock shall be issued in exchange for each share of common stock issued and outstanding, in order to establish the number of issued and outstanding common shares of the Company at Closing to be 10,000,000 shares.

          (B) Special Board and Shareholder Meetings.

          (i) Prior to Closing, the Board of Directors of the Company will call a special meeting of the Board of Directors and shareholders (if deemed necessary pursuant to the laws of the State of Nevada) for the purposes of:
          (a) ratifying the transaction proposed herein; (b) amending the Company Articles of Incorporation, to change the name of the Company to "Fuel Technologies, Inc.", or such other name as may be available and acceptable to the present FES Board of Directors; (c) undertaking any additional amendments to the Company Articles of Incorporation reasonably requested by the FES Board of Directors and acceptable to the Company's Board of Directors.

          (ii) Prior to Closing, the Board of Directors of FES will (a) call a special meeting of the FES shareholders for the purposes of ratifying the transaction proposed herein, including providing applicable dissenter's rights afforded to the FES Shareholders pursuant to the laws of British Columbia; and (b) take all additional action necessary to cause the intent of this letter to be adopted and ratified.

          (C) Officers and Directors. At Closing, the present officers and directors of the Company shall deliver to FES their respective letters of resignation, along with certified minutes of the Company Board of Directors accepting such resignation and appointing to the Company Board those persons designated by FES to be officers and directors of the surviving entity herein.

     3. Financial Condition of the Company. Except as provided herein, as of the Closing Date, the Company balance sheet will reflect no assets or liabilities.

     4.   Conditions to Closing.

          (A) Closing. The Closing of the transaction proposed herein shall take place as soon as practical after the Company's Board of Directors has approved the terms included herein, the Company's shareholders have adopted those amendments to the

Mr. Dale Peterson
May 19, 1998
Page 3

Company's Articles of Incorporation and, if necessary, the Company has filed an Information Statement with the US Securities and Exchange Commission and the respective shareholders of FES approve the terms included herein. It is anticipated that this will take approximately 60 days. The Closing shall take place in Aurora, Colorado at the offices of legal counsel for the Company, Andrew I. Telsey, P.C., 2851 S. Parker Road, Suite 720, Aurora, Colorado 80014, or such other location as the parties may so agree. At the discretion of the parties hereto, Closing may also occur via telephonic means.

          (B) To Be Provided by FES. At Closing, FES shall provide to the present Board of Directors of the Company the following:

          i) a financial audit of the Assets, which shall be prepared in accordance with Generally Accepted Accounting Principles and provided by an independent, SEC Certified Public Accountant and such audit shall demonstrate balance sheet information consistent with the financial information provided to the Company by FES prior to Closing;

          ii) an investment letter in a form acceptable to counsel to the Company, duly executed by FES, acknowledging that FES is selling the Assets in exchange for 21,000,000 common shares of the Company common stock, that such shares to be acquired by FES is solely for its account and for investment and it has no plan, intention, contract, understanding, agreement or arrangement with any person to sell, assign, pledge, hypothecate or otherwise transfer to any person such shares, or any portion thereof; and

          (iii) such other documentation as is reasonably requested by the Company and which is customarily delivered in transactions of the kind described herein.

          (C) Non-Delivery. Failure by FES to provide those items described hereinabove, or failure of said audit to confirm the financial condition of FES as represented herein, shall render this proposed transaction voidable at the discretion of the present Board of Directors of the Company. For purposes herein, any deviation in excess of 10% shall be construed as conforming with the financial condition of FES represented herein.

          (D) Representations of the Company. The Company hereby represents that, as of the Closing date, it shall be current in all filings required to be tendered to the Securities and Exchange Commission ("SEC") pursuant to the Securities Exchange Act of 1934, as amended, including but not limited to, filings on Forms 10-K,

Mr. Dale Peterson
May 19, 1998
Page 4

10-KSB, 10-Q and/or 10-QSB.

     5. Default. In the event FES fails to perform pursuant to Paragraph 4, above, or close the transaction without the fault of the Company, FES shall be responsible for payment of all reasonable costs incurred by the Company, including but not limited to attorneys fees, due diligence costs and such other costs as may be incurred directly relating to this proposed transaction.
Otherwise, each party hereto shall be responsible for payment of their own legal, accounting and any other out-of-pocket expenses reasonably incurred in connection with this transaction, whether or not this transaction is consummated.

     6. Confidentiality. Upon the signing of this Letter of Intent, the Company and FES will provide to each other full access to their books and records and will furnish financial and operating data and such other information with respect to their business and assets as may reasonably be requested from time to time. If the proposed transaction is not consummated, all parties shall keep confidential any information (unless ascertainable from public filings or published information), obtained concerning the other's operations, assets and business.

     7. Finders Fees. It is hereby acknowledged that each party hereto may be responsible for payment of certain finders fees relating to the transaction proposed herein and that as a further condition to Closing, as defined herein, each party shall warrant in such Closing documents that such finders fees have been paid and further, shall indemnify and hold harmless the other party from such obligation.

     8. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     9. Jurisdiction. It is the intention of the parties that the laws of the State of Nevada govern the determination of the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties.

     10. Notices. Any notice relevant herein shall be deemed to have been sufficiently served for all purposes if delivered personally to the party to whom the same is directed, or, if sent, by deposit with the United States mail, certified mail, return receipt requested postage prepaid, at such party's address listed hereinabove, or to such other address as shall be furnished in writing by any party to the other. any such notice shall be deemed to be given three (3) days after deposited in the U.S. mail.

Mr. Dale Peterson
May 19, 1998
Page 5

     11. Further Action. Each party shall execute and deliver such papers, documents and instruments, and perform such acts as are necessary or appropriate to implement the terms hereof and the intent of the parties hereto.

     12. Amendments. This Agreement may only be amended by the mutual consent of all the parties hereto which Amendment shall be in writing, duly executed by the parties.

If the foregoing accurately reflects your understanding of the terms and conditions of our agreement please so indicate by signing below as designated.

Yours truly,

LBF CORPORATION



By: /s/ David Ward
   ---------------------------------
   David Ward, President

APPROVED AND ACCEPTED this 22nd day of May, 1998.

FES INNOVATIONS INC.



By: /s/ Dale Peterson
   ---------------------------------
   Dale Peterson, President

                             Exhibit "A"


Assets to be Acquired by LBF:
-----------------------------
Patent Application # 08/927,108;
Title Heat Exchanger and Fuel Pre-Heater

Coverage of the proposed patent is directed to a fuel heating apparatus that includes a block of heat conductive material having a passageway and an embedded heating element near the passageway. The block conducts heat generated by the heating element to heat fuel flowing in the passageway. In a subsequent dependent claim, copper tubing is claimed in the passageway. A temperature sensor senses the temperature of the fuel at the output of the passageway. The block material is described as consisting of potting epoxy with sufficiently dispersed metal filings.

To the extent that the patent application includes applications to diesel engines, such applications are excluded from the assets to be acquired by LBF.